Exhibit 99.3


NEWS RELEASE FOR JANUARY 23, 2006 AT 2:30 AM EST AND 7:30 AM GMT
----------------------------------------------------------------
Contact: ALLEN & CARON INC               or        CLEAN DIESEL TECHNOLOGIES, INC.
         Jesse E. Deal (US  investors)             David  W.  Whitwell,  CFO
         (212) 691-8087; jesse@allencaron.com      (203) 327-7050; dwhitwell@cdti.com
         Len Hall (US  media)
         (949) 474-4300; len@allencaron.com

         ABCHURCH COMMUNICATIONS
         Heather Salmond (UK investors) +44 (0) 20 7398 7700 heather.salmond@abchurch-group.com

             CLEAN DIESEL TECHNOLOGIES ANNOUNCES MANAGEMENT CHANGES


STAMFORD, CT (JANUARY 23, 2006)   Clean Diesel Technologies, Inc. (EBB:CDTI &
AIM:CDT/CDTS), a developer of chemical and technological solutions to reduce harmful engine emissions, announced today a series of management changes, all effective immediately, to bolster its operations for growth that is anticipated as its emission control technologies and products are approaching wider acceptance among market influentials and regulators.

     Dr. Bernhard Steiner, Chief Executive Officer, has been appointed to the additional post of President. Dr. Walter Copan, formerly Vice President and Chief Technology Officer, will now serve as Executive Vice President / North American Operations in addition to his continued worldwide technology responsibilities. North American sales, marketing and engineering will report to Dr. Copan. Glen Reid remains Vice President / Sales and Marketing, and reports to
Dr. Copan.

     David Whitwell, Chief Financial Officer since 1999, becomes both CFO and Senior Vice President / Administration, with global responsibility for material management, distribution and human resources in addition to finance and accounting for both the North American and international operations.

     Tim Rogers, formerly Vice President/International, is now Executive Vice President / International Operations, responsible for sales and marketing in Europe and Asia. Mr. Rogers, Dr. Copan and Mr. Whitwell all continue to report to Dr. Steiner.

     Clean Diesel announced that it had released James M. Valentine from employment as President and Chief Operating Officer effective immediately. The Company also said that Mr. Valentine had resigned as a director of the Company.

     Dr. Steiner stated the separation between Clean Diesel and Mr. Valentine was amicable and Mr. Valentine had left to pursue other interests. Dr. Steiner acknowledged, "Mr. Valentine has made many contributions during his years of service to Clean Diesel; we thank him for his role in developing its technologies and the management, and the Board and the Company wish Jim well as he pursues new opportunities."

                                 MORE-MORE-MORE

CLEAN DIESEL ANNOUNCES MANAGEMENT CHANGES
Page 2-2-2

     Dr. Steiner added that, "We are very optimistic about our 2006 opportunities in the United States, Europe and Asia. Funding for retrofit emission programs is moving forward in the marketplace and our Platinum Plus fuel-borne catalyst, ARIS 2000 selective catalyst reduction, wire-mesh diesel particulate filter and EGR-SCR technologies are rapidly gaining recognition and acceptance with regulators, fuel distributors, vehicle manufacturers and tier-one automotive supply companies."

About Clean Diesel Technologies, Inc.
-------------------------------------
     Clean Diesel Technologies, Inc. and its UK representative office, Clean Diesel International LLC, is a developer of chemical and technological solutions to reduce harmful engine emissions. Clean Diesel Technologies has patented products that reduce emissions from combustion engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel borne catalysts, the Platinum Plus Purifier System and the ARIS(R) 2000 urea injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc. For more information, visit CDT at www.cdti.com or contact the Company directly.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

                                     # # # #